UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2005

INTEGRATED CIRCUIT SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-19299	23-2000174
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2435 Boulevard of the Generals

Norristown, Pennsylvania 19403

(Address of Principal executive offices, including Zip Code)

(610) 630-5300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On June 15, 2005, Integrated Circuit Systems, Inc., a Pennsylvania corporation (“ICS”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among Integrated Device Technologies, Inc., a Delaware corporation (“IDT”), Colonial Merger Sub I, Inc., a Delaware corporation and wholly-owned subsidiary of IDT (“Merger Sub”), and ICS. A copy of the Merger Agreement is attached as Exhibit 2.1 to this report.

The Merger Agreement provides for the merger of ICS with and into Merger Sub, with Merger Sub continuing as the surviving corporation in the merger and as a wholly-owned subsidiary of IDT (the “Merger”). At the effective time of the Merger, each share of common stock of ICS issued and outstanding immediately prior to the effective time will be canceled and converted into the right to receive $7.25 in cash and 1.3 shares of common stock of IDT.

Pursuant to the Merger Agreement, after the consummation of the Merger, IDT’s board of directors will be comprised of 9 directors, five of whom will have been designated by IDT and four of whom will have been designated by ICS. IDT’s Chairman will be hock Tan, who currently holds the position of President and Chief Executive Officer at ICS, and IDT’s Chief Executive Officer will be Greg Lang, who currently holds that position at IDT.

The consummation of the Merger subject to the satisfaction or waiver of closing conditions applicable to both IDT and ICS, including regulatory review and approval and approval by the stockholders of both IDT and ICS.

The Merger Agreement also includes representations, warranties and covenants of both ICS and IDT. Each party has agreed to operate its business in the ordinary course until the Merger is consummated and has agreed not to have discussions or negotiations for, or agree to enter into, alternative business combination transactions, except pursuant to those exceptions provided in the Merger Agreement. The Merger Agreement contains certain termination rights for both IDT and ICS, and further provides that, upon termination of the Merger Agreement under specified circumstances, either party may be required to pay the other a termination fee of up to $40,000,000.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

In connection with the execution and delivery of the Merger Agreement, IDT entered into voting agreements with certain directors and executive officers of ICS, pursuant to which such directors and executive officers agreed to vote their shares of ICS in favor of the Merger and against competing transactions, and ICS entered into similar voting agreements with certain directors and executive officers of IDT, pursuant to which such directors and executive officers agreed to vote their shares of IDT in favor of the Merger and against competing transactions. A copy of the form of voting agreement executed by certain directors and executive officers of ICS and the form of voting agreement executed by certain directors and executive officers of IDT are attached as Exhibit 10.1 and 10.2, respectively, to this report. The foregoing description of the voting agreements does not purport to be complete and is qualified in its entirety by reference to the form of voting agreements, a copy of which is attached hereto as Exhibit 10.1 and 10.2 and incorporated herein by reference.

IDT and ICS intend to file a registration statement on Form S-4 containing a joint proxy statement/prospectus to register the shares of IDT common stock to be issued in exchange for shares of ICS common stock as a result of the Merger and to include material relating to the meetings of shareholders to approve the Merger and other matters. Investors and security holders of ICS and IDT are urged to read the joint proxy statement/prospectus to be filed by ICS and IDT and other relevant materials when they become available because they will contain important information about IDT, ICS and the proposed transaction. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the Securities and Exchange Commission at the Securities and Exchange Commission’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the Securities and Exchange Commission by IDT by contacting IDT Investor Relations. Investors and security holders may obtain free copies of the documents filed by ICS by contacting ICS Investor Relations.

Item 8.01.	Other Events

On June 15, 2005, IDT and ICS issued a joint press release announcing the execution of the Merger Agreement. A copy of the joint press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference. The joint press release includes an overview of some of the material terms of the transactions contemplated by the Merger Agreement and descriptions of the companies.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated June 15, 2005, by and among Integrated Device Technologies, Inc., Colonial Merger Sub I, Inc. and Integrated Circuit Systems, Inc.

10.1	Form of Voting Agreement, dated June 15, 2005, by and among a stockholder of Integrated Circuit Systems, Inc. and Integrated Device Technologies, Inc.

10.2	Form of Voting Agreement, dated June 15, 2005, by and among a stockholder of Integrated Device Technologies, Inc. and Integrated Circuit Systems, Inc.

99.1	Joint Press Release, dated June 15, 2005, announcing the execution of the Merger Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INTEGRATED CIRCUIT SYSTEMS, INC.

Dated: June 16, 2005	By:	/s/ JUSTINE F. LIEN
Justine F. Lien
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated June 15, 2005, by and among Integrated Device Technologies, Inc., Colonial Merger Sub I, Inc. and Integrated Circuit Systems, Inc.

10.1	Form of Voting Agreement, dated June 15, 2005, by and among a stockholder of Integrated Circuit Systems, Inc. and Integrated Device Technologies, Inc.

10.2	Form of Voting Agreement, dated June 15, 2005, by and among a stockholder of Integrated Device Technologies, Inc. and Integrated Circuit Systems, Inc.

99.1	Joint Press Release, dated June 15, 2005, announcing the execution of the Merger Agreement.